                                                                    Exhibit 23.1


The Board of Directors
SBS Technologies, Inc.:

We consent to incorporation by reference in the following registration statements of SBS Technologies, Inc. of our report dated August 13, 2002, except for Note 7, which is as of September 20, 2002, relating to the consolidated balance sheets of SBS Technologies, Inc. and subsidiaries as of June 30, 2002, and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended June 30, 2002, which report appears in the June 30, 2002, annual report on Form 10-K of SBS Technologies, Inc.

              Registration
    Form      Statement No.    Description
    ----      -------------    -----------
    S-8       333-23053        SBS Technologies, Inc. 1996 Employee
                               Stock Purchase Plan and the SBS
                               Technologies, Inc. 1997 Employee
                               Incentive Stock Option Plan

    S-8       333-98558        SBS Technologies, Inc. 1992 Employee
                               Incentive Stock Option Plan;  SBS
                               Technologies, Inc. 1993 Incentive
                               Stock Option Plan; SBS Technologies,
                               Inc. 1993 Director And Officer Stock
                               Option Plan; SBS Technologies, Inc.
                               1995 Incentive Stock Option Plan;
                               SBS Technologies, Inc. 1996 Incentive
                               Stock Option Plan

    S-8       333-68945        SBS Technologies, Inc. 1998 Long-Term
                               Equity Incentive Plan

    S-8       333-69260        SBS Technologies, Inc. 2000 Long-Term
                               Equity Incentive Plan

    S-3       333-20129        SBS Technologies, Inc. Common Stock

    S-3       333-36948        SBS Technologies, Inc. Common Stock

                                    KPMG LLP

Albuquerque, New Mexico
September 25, 2002